-----------------------------------------------------------------






                             FORM OF
                GUARANTEE AND COLLATERAL AGREEMENT


                             made by


                        PURINA MILLS, INC.


                 and certain of its Subsidiaries


                           in favor of


            CHASE BANK OF TEXAS, NATIONAL ASSOCIATION
                     as Administrative Agent



                          March 12, 1998





-----------------------------------------------------------------

                         Table of Contents

                                                               Page


SECTION 1.  DEFINED TERMS.........................................1
      1.1  Definitions............................................1
      1.2  Other Definitional Provisions..........................4

SECTION 2.  GUARANTEE.............................................5
      2.1  Guarantee..............................................5
      2.2  Right of Contribution..................................5
      2.3  No Subrogation.........................................5
      2.4  Amendments, etc. with respect to the
           Company Obligations....................................6
      2.5  Guarantee Absolute and Unconditional...................6
      2.6  Reinstatement..........................................7
      2.7  Payments...............................................7

SECTION 3.  GRANT OF SECURITY INTEREST............................7

SECTION 4.  REPRESENTATIONS AND WARRANTIES........................8
      4.1  Representations in Credit Agreement....................8
      4.2  Title; No Other Liens..................................8
      4.3  Perfected First Priority Liens.........................8
      4.4  Chief Executive Office.................................9
      4.5  Inventory and Equipment................................9
      4.6  Farm Products..........................................9
      4.7  Pledged Securities.....................................9
      4.8  Undelivered Instruments................................9

SECTION 5.  COVENANTS............................................10
      5.1  Covenants in Credit Agreement.........................10
      5.2  Delivery of Instruments and Chattel Paper.............10
      5.3  Insurance.............................................10
      5.4  Maintenance of Perfected Security Interest;
           Further Documentation.................................10
      5.5  Changes in Locations, Name, etc.......................11
      5.6  Notices...............................................11
      5.7  Pledged Securities....................................11
      5.8  Receivables...........................................12
      5.9  Intellectual Property.................................12

SECTION 6.  REMEDIAL PROVISIONS..................................14
      6.1  Certain Matters Relating to Receivables...............14
      6.2  Communications with Obligors; Grantors Remain Liable..14
      6.3  Pledged Equity........................................15

      6.4  Proceeds to be Turned Over To Administrative Agent....15
      6.5  Application of Proceeds...............................16
      6.6  Code and Other Remedies...............................16
      6.7  Registration Rights...................................17
      6.8  Waiver; Deficiency....................................18

SECTION 7.  THE ADMINISTRATIVE AGENT.............................18
      7.1  Administrative Agent's Appointment
           as Attorney-in-Fact etc...............................18
      7.2  Duty of Administrative Agent..........................19
      7.3  Execution of Financing Statements.....................20
      7.4  Authority of Administrative Agent.....................20

SECTION 8.  MISCELLANEOUS........................................20
      8.1  Amendments in Writing.................................20
      8.2  Notices...............................................20
      8.3  No Waiver by Course of Conduct; Cumulative Remedies...20
      8.4  Enforcement Expenses; Indemnification.................21
      8.5  Successors and Assigns................................21
      8.6  Set-Off...............................................21
      8.7  Counterparts..........................................21
      8.8  Severability..........................................22
      8.10 Governing Law; Submission to Jurisdiction; etc........22
      8.11 Acknowledgments.......................................23
      8.12 Section Headings......................................23
      8.13 Additional Grantors...................................23
      8.14 Releases..............................................23

      GUARANTEE AND COLLATERAL AGREEMENT, dated as of March
12, 1998, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the "Administrative Agent") for the ratable benefit of (a) the banks and other financial institutions or entities (the "Lenders") from time to time parties to the Credit Agreement, dated as of March 12, 1998, (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among PURINA MILLS, INC., a Delaware corporation (the "Company"), the Lenders and the Administrative Agent, (b) the Issuing Banks (as defined in the Credit Agreement), and (c) the Secured Affiliates (as defined in the Credit Agreement).

                       W I T N E S S E T H:

      WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Company upon the terms and subject to the conditions set forth therein;

      WHEREAS, the Company is a member of an affiliated group of companies that includes each other Grantor;

      WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Company to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

      WHEREAS, the Company and the other Grantors are engaged in related businesses and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

      WHEREAS, it is a condition precedent to (a) the obligation of the Lenders to make their respective extensions of credit to the Company under the Credit Agreement, (b) the issuance of Letters of Credit by the Issuing Banks and (c) the entering into of Hedge Agreements by the Secured Affiliates, that the Grantors shall have executed and delivered this Agreement;

      NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce (a) the Lenders to make their respective extensions of credit to the Company thereunder, (b) the Issuing Banks to issue Letters of Credit thereunder, and (c) the Secured Affiliates to enter into Hedge Agreements, each Grantor hereby agrees as follows:

                     SECTION 1.  DEFINED TERMS

      1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, Instruments and Inventory.

      (b) The following terms shall have the following meanings:

      "Agreement" shall mean this Guarantee and Collateral
Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

      "Code" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

      "Collateral" shall have the meaning provided in Section 3.

      "Collateral Account" shall mean any collateral account established by the Administrative Agent as provided in Section
6.1 or 6.4.

      "Company Obligations" shall mean the collective reference to all Lender Indebtedness, including, without limitation, the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Company (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent, any Issuing Bank or any Lender (or, in the case of any Hedge Agreement referred to below, any Secured Affiliate), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Financing Documents, any Letter of Credit or any Hedge Agreement entered into by the Company with any Lender (or any Secured Affiliate) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Company pursuant to the terms of any of the foregoing agreements).

      "Copyrights" shall mean (i) all copyrights, in the United States or any other country, whether registered or unregistered, or published or unpublished, including, without limitation, those listed in Schedule 6, all registrations and recordings thereof and all applications in connection therewith, including, without limitation, all registrations, recordings and applications listed in Schedule 6, and (ii) the right to obtain all renewals thereof.

      "Copyright Licenses" shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright and including further, without limitation, any of the foregoing listed in Schedule 6.

      "Equity" shall mean shares of capital stock or a partnership, profits, capital or member interest, or options, warrants or any other right to substitute for or otherwise acquire the capital stock or a partnership, profits, capital or member interest of any Person.

      "General Intangibles" shall mean all "general intangibles" as such term is defined in Section 9-106 of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all Equities that constitute "general intangibles" and (iv) all rights of such Grantor to perform and to exercise all remedies thereunder.

      "Guaranteed Parties" shall mean the collective reference to the Administrative Agent, each Lender, each Issuing Bank and each Secured Affiliate.

      "Guarantor Obligations" shall mean, with respect to any Guarantor, the collective reference to (i) the Company Obligations and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement or any other Financing Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent or to the other Guaranteed Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Financing Document).

      "Guarantors" shall mean the collective reference to each Grantor other than the Company.

      "Intellectual Property" shall mean all rights, priorities and privileges provided under U.S., multinational and foreign law relating to intellectual property, including without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

       "Issuers" shall mean the collective reference to each issuer of Pledged Equity.

      "Obligations" shall mean (i) in the case of the Company, the Company Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

      "Patents" shall mean (i) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

      "Patent License" shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

      "Pledged Equity" shall mean, without limitation, the shares or other evidence of or designation of Equity listed on Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Equity of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect to the extent that the pledge of such Equity of any Person hereunder is not prohibited by applicable law or by the organizational documents of such Person.

      "Pledged Notes" shall mean all promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

      "Pledged Securities" shall mean the collective reference to the Pledged Notes and the Pledged Equity.

      "Proceeds" shall mean all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

      "Receivable" any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

      "Securities Act"  the Securities Act of 1933, as amended.

      "Trademarks" (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

      "Trademark License" any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

      "Undelivered Instruments"  as defined in Section 4.8.

      1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

      (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

      (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                       SECTION 2.  GUARANTEE

      2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Guaranteed Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Company Obligations.

      (b) Anything herein or in any other Financing Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Financing Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

      (c) Each Guarantor agrees that the Company Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Guaranteed Party hereunder.

      (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Company Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall have been terminated, notwithstanding that from time to time during the term of the Credit Agreement the Company may be free from any Company Obligations.

      (e) No payment made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Guaranteed Party from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Company Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Company Obligations or any payment received or collected from such Guarantor in respect of the Company Obligations), remain liable for the Company Obligations up to the maximum liability of such Guarantor hereunder until, subject to
Section 2.6, the Company Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

      2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of
Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the other Guaranteed Parties, and each Guarantor shall remain liable to the Administrative Agent and the other Guaranteed Parties for the full amount guaranteed by such Guarantor hereunder.

      2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any other Guaranteed Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Guaranteed Party against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Guaranteed Party for the payment of the Company Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the other Guaranteed Parties by the Company on account of the CompanyObligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Company Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Guaranteed Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Company Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

      2.4 Amendments, etc. with respect to the Company Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Company Obligations made by the Administrative Agent or any other Guaranteed Party may be rescinded by the Administrative Agent or such Guaranteed Party and any of the Company Obligations continued, and the Company Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Guaranteed Party, and the Credit Agreement and the other Financing Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent, the Required Lenders, any Issuing Bank, any Secured Affiliate, or all Lenders, as the case may be, may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Guaranteed Party for the payment of the Company Obligations may be sold, exchanged, waived, surrendered or released. No Guaranteed Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Company Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

      2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Company Obligations and notice of or proof of reliance by the Administrative Agent or any other Guaranteed Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Company Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Company and any of the Guarantors, on the one hand, and any of the Guaranteed Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment, notice of intent to accelerate, notice of acceleration and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Company
Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Financing Document, any of the Company Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Guaranteed Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company or any other Person against the Administrative Agent or any other Guaranteed Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Company Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any other Guaranteed Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Company Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Guaranteed Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Guaranteed Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

      2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Company Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Guaranteed Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

      2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim and in immediately available funds and in Dollars at the Payment Office, not later than 11:00 a.m., Houston time.

              SECTION 3.  GRANT OF SECURITY INTEREST

      Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Guaranteed Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

      (a)  all Accounts;

      (b)  all Chattel Paper;

      (c)  all Documents;

      (d)  all Equipment;

      (e)  all General Intangibles;

      (f)  all Instruments;

      (g)  all Intellectual Property;

      (h)  all Inventory;

      (i)  all Pledged Securities;

      (j)  all books and records pertaining to the Collateral; and

      (k) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

            SECTION 4.  REPRESENTATIONS AND WARRANTIES

      To induce the Administrative Agent, the Issuing Banks and the Lenders to enter into the Credit Agreement and to induce (a) the Lenders to make their respective extensions of credit to the Company thereunder, (b) the Issuing Banks to issue Letters of Credit thereunder, and (c) the Secured Affiliates to enter into Hedge Agreements, each Grantor hereby represents and warrants to the Administrative Agent and each other Guaranteed Party that:

      4.1 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in
Article 4 of the Credit Agreement as they relate to such Guarantor or to the Financing Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each other Guaranteed Party shall be entitled to rely on each of them as if they were fully set forth herein.

      4.2 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Guaranteed Parties pursuant to this Agreement and the other Liens expressly permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Guaranteed Parties, pursuant to this Agreement or as are expressly permitted by the Credit Agreement.

      4.3 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Guaranteed Parties, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor subject to (a) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and
(b) general principles of equity (regardless of whether considered in a proceeding at law or in equity), and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for unrecorded Liens expressly permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.

      4.4 Chief Executive Office. On the date hereof, such
Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 4.

      4.5 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.

      4.6 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

      4.7 Pledged Securities. (a) The shares of Pledged Equity pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Equity of each Issuer owned by such Grantor.

      (b) All the shares of the Pledged Equity issued by corporate issuers have been duly and validly issued and, with respect to all corporate issuers that are wholly owned, directly or indirectly, by the Company, are fully paid and nonassessable, and, with respect to all corporate issuers that are not controlled by the Company, to the best of such Grantor's knowledge, are fully paid and nonassessable.

      (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

      4.8 Undelivered Instruments. The aggregate of all amounts payable to the Grantors under or in connection with any (a) Pledged Note or (b) Receivable that is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent (collectively, "Undelivered Instruments") does not exceed $50,000.

      4.9 Intellectual Property. (a) Schedule 6 lists all
Intellectual Property owned or licensed by such Grantor in its own name on the date hereof.

      (b) All Intellectual Property of such Grantor is on the date hereof valid, subsisting, unexpired, enforceable, has not been abandoned, and does not infringe the Intellectual Property rights of a third party, except where the expiration, abandonment or infringement could not reasonably be expected to have a Material Adverse Effect.

      (c) Except as set forth in Schedule 6, none of the Intellectual Property is on the date hereof the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

      (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse
Effect.

      (e) No action or proceeding is pending or, to the knowledge of such Grantor, threatened on the date hereof seeking to limit, cancel or question the validity, or such Grantor's ownership, of any Intellectual Property which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

                       SECTION 5.  COVENANTS

      Each Grantor covenants and agrees that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

      5.1 Covenants in Credit Agreement. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

      5.2 Delivery of Instruments and Chattel Paper. If the aggregate of all amounts payable to the Grantors pursuant to Undelivered Instruments shall exceed $50,000, such Undelivered Instruments, to the extent necessary to eliminate such excess, shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

      5.3 Insurance. Each Grantor shall cause each casualty insurance policy maintained by it to (a) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof,
(b) name the Administrative Agent as insured party or loss payee,
(c) if reasonably requested by the Administrative Agent, include a breach of warranty clause, and (d) be reasonably satisfactory in all other respects to the Administrative Agent.

      5.4 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

      (b) Such Grantor will furnish to the Administrative Agent and the other Guaranteed Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in such detail as the Administrative Agent may reasonably request.

      (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute, deliver and/or have recorded with appropriate agencies such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

      5.5 Changes in Locations, Name, etc. Such Grantor will not, except upon 30 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:

      (a) permit any of the Inventory or Equipment (other than (i) immaterial Inventory and Equipment, and (ii) Inventory and Equipment in transit in the ordinary course of business) to be kept at a location other than those listed on Schedule 5;

      (b) change the location of its chief executive office or sole place of business from that referred to in Section 4.4; or

      (c) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

      5.6 Notices. Such Grantor will advise the Administrative Agent and the other Guaranteed Parties promptly, in reasonable detail, of any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder.

      5.7 Pledged Securities. (a) If such Grantor shall become entitled to receive or shall receive any share certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Equity, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the other Guaranteed Parties, hold the same in trust for the Administrative Agent and the other Guaranteed Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. If an Event of Default shall have occurred and be continuing, (i) any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and (ii) in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent for the ratable benefit of the Guaranteed Parties, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent and the other Guaranteed Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

      (b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature (except to the extent such stock or other securities are pledged to the Administrative Agent hereunder) or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or other Liens permitted by the Credit Agreement, or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to Dispose of any of the Pledged Securities or Proceeds thereof (except, in the case of this clause (iv), in connection with a Disposition expressly permitted by the Credit Agreement).

      (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in
Section 5.7(a) with respect to the Pledged Securities issued by it, and (iii) the terms of Sections 6.3 and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3 or 6.7 with respect to the Pledged Securities issued by it.

      5.8 Receivables. (a) Other than in the ordinary course of business, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

      (b) If at any time the aggregate amount owing to the Grantors on all Accounts as to which a Governmental Authority is an obligor exceeds 5% of the aggregate amount owing to the Grantors on all Accounts, the Company shall so notify the Administrative Agent and, if requested by the Administrative Agent, at the Grantors' sole cost and expense, from and after the date on which such aggregate amount first exceeds such percentage, deliver to the Administrative Agent such assignments, notices of assignment and other documents or information as shall be necessary or otherwise reasonably requested by the Administrative Agent to permit the assignment hereunder of all Accounts as to which a Governmental Authority is an obligor pursuant to all applicable Governmental Requirements (including, without limitation, the Assignment of Claims Act of 1940, as amended).

      5.9 Intellectual Property. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its then-current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with all notices and legends required by applicable law or regulations, and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

      (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material
Patent may become forfeited, abandoned or dedicated to the public.

      (c) Such Grantor (either itself or through licensees) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

      (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual
Property to infringe the Intellectual Property rights of a third party.

      (e) Such Grantor will notify the Administrative Agent and the other Guaranteed Parties immediately if it knows, or has reason to know, that any application or registration relating to any material Patent, Copyright or Trademark may become abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

      (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for any material Patent or material Trademark with the United States Patent and Trademark Office or any material Copyright in the U.S. Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's security interest in any Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby.

      (g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

      (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances, or as otherwise requested by the Administrative Agent, to protect such Intellectual Property, and (ii) promptly notify the Administrative Agent and the other Guaranteed Parties after it learns thereof.

                  SECTION 6.  REMEDIAL PROVISIONS

      6.1 Certain Matters Relating to Receivables. (a) The Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable upon prior written notice and, unless an Event of Default shall exist or be continuing, no more than once per calendar year, and each Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications. At any time while an Event of Default shall have occurred and be continuing, upon the Administrative Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

      (b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Receivables, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Guaranteed Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the other Guaranteed Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

      (c) At the Administrative Agent's request, each Grantor shall deliver to the Administrative Agent, and have recorded, all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the then existing Receivables, including, without limitation, all original orders, invoices and shipping receipts.

      6.2 Communications with Obligors; Grantors Remain Liable.
(a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent's reasonable satisfaction the existence, amount and terms of any Receivables.

      (b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Guaranteed Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

      (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Guaranteed Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any other Guaranteed Party of any payment relating thereto, nor shall the Administrative Agent or any other Guaranteed Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

      6.3 Pledged Equity. (a) Unless an Event of Default shall have occurred and be continuing, each Grantor shall be permitted to receive all cash dividends, payments or other Proceeds paid in respect of the Pledged Equity and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Required Lenders' reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Financing Document.

      (b) If an Event of Default shall occur and be continuing,
(i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and
(y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent and the other Guaranteed Parties shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

      (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and
(ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

      6.4 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the other Guaranteed Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the other Guaranteed Parties segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the other Guaranteed Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

      6.5 Application of Proceeds. At any time after the occurrence and during the continuance of an Event of Default, at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Company or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Company or to whomsoever may be lawfully entitled to receive the same.

      6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Guaranteed Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind, including, without limitation, notice of intent to accelerate or notice of acceleration, (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any other Guaranteed Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any other Guaranteed Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Guaranteed Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect consistent with the terms of the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Guaranteed Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

      6.7 Registration Rights. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Equity pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Equity, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause, or if the Grantor does not control such Issuer use its best efforts to cause, the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Equity, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Equity, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

      (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

      (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Governmental Requirements. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the other Guaranteed Parties, that the Administrative Agent and the other Guaranteed Parties have no adequate remedy at law in respect of such breach and as a consequence, that each and every covenant contained in this
Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

      6.8 Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under
Section 9-112 of the Code. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any other Guaranteed Party to collect such deficiency.

               SECTION 7.  THE ADMINISTRATIVE AGENT

      7.1 Administrative Agent's Appointment as Attorney-in-Fact etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

           (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable:

           (ii)   in the case of any Copyright, Patent or
      Trademark, execute, deliver and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's security interest in such Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

           (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

           (iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

           (v)(l) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its reasonable discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

      Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

      (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

      (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable under the Credit Agreement on past due Tranche B Term Loans that are Base Rate Loans, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

      (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

      7.2 Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. None of the Administrative Agent, any other Guaranteed Party, nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the other Guaranteed Parties hereunder are solely to protect the Administrative Agent's and the other Guaranteed Parties' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Guaranteed Party to exercise any such powers. The Administrative Agent and the other Guaranteed Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

      7.3 Execution of Financing Statements. Pursuant to Section 9-402 of the Code and any other applicable laws, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

      7.4 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Guaranteed Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Guaranteed Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                     SECTION 8.  MISCELLANEOUS

      8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.2 of the Credit Agreement.

      8.2 Notices. All notices, requests and demands to or upon the Administrative Agent, any other Guaranteed Party, or any Grantor hereunder shall be effected in the manner provided for in
Section 9.1 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on
Schedule 1 hereto.

      8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any other Guaranteed Party shall by any act (except by a written instrument pursuant to Section 8.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Guaranteed Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Guaranteed Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Guaranteed Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

      8.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse the Administrative Agent and each other Guaranteed Party for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Financing Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Administrative Agent and each other Guaranteed Party.

      (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the other Guaranteed Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

      (c) Each Guarantor agrees to pay, and to save the Administrative Agent and the other Guaranteed Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the same extent the Company would be required to do so pursuant to Section 9.4 of the Credit Agreement.

      (d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Financing Documents.

      8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the other Guaranteed Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the Lenders.

      8.6 Set-Off. In addition to any rights and remedies of the Administrative Agent and the other Guaranteed Parties provided by law, the Administrative Agent and each other Guaranteed Party shall have the right, without prior notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any amount becoming due and payable by any Grantor hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Guaranteed Party or any branch or agency thereof to or for the credit or the account of such Grantor. The Administrative Agent and each other Guaranteed Party agrees promptly to notify the relevant Grantor and (if applicable) the Administrative Agent after any such setoff and application made by the Administrative Agent or such other Guaranteed Party, provided that the failure to give such notice shall not affect the validity of such setoff and application.

      8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

      8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      8.9 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE ADMINISTRATIVE AGENT, THE OTHER GUARANTEED PARTIES, THE GRANTORS AND THE OTHER RESPECTIVE PARTIES HERETO AND THERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      8.10 Governing Law; Submission to Jurisdiction; etc.

           (a) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of

      New York (including Section 5-1401 of the New York General
      Obligations Law, or any similar successor provision thereto, but excluding all other conflict-of-laws rules)and to the extent controlling, laws of the United States of America.

           (b) SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR
      HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH GRANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, BUT NOT LIMITED TO, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

           (c) WAIVER OF JURY TRIAL & CONSEQUENTIAL DAMAGES. TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW, EACH OF THE GRANTORS, THE ADMINISTRATIVE AGENT, AND THE OTHER GUARANTEED PARTIES (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY FINANCING DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (IV) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BASED UPON, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

           (d) Designation of Process Agent. Each Grantor hereby irrevocably designates CT Corporation System, with an office on the date hereof at 1633 Broadway, New York, New York, 10019, as the designee, appointee and process agent of such Grantor to receive, for and on behalf of such Grantor, service of process in such respective jurisdictions in any legal action or proceeding with respect to this Agreement or the other Financing Documents. It is understood that a copy of such process served on such agent will be promptly forwarded by mail to each Grantor at its address set forth opposite its signature below, but the failure of such Grantor to receive such copy shall not affect in any way the service of such process. Each Grantor further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Grantor at its said address, such service to become effective on the earlier to occur of (i) actual receipt of such service of process and (ii) 30 days after such mailing.

           (e) Service of Process. Nothing herein shall affect the right of the Administrative Agent or any other Guaranteed Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Grantor in any other jurisdiction.

      8.11 Acknowledgments. Each Grantor hereby acknowledges that:

           (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other
      Financing Documents;

           (b) neither the Administrative Agent nor any other Guaranteed Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Financing Documents, and the relationship between Administrative Agent and the other Guaranteed Parties, on one hand, and the Grantors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

           (c) no joint venture is created hereby or by the other Financing Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guaranteed Parties or among the Grantors and the Guaranteed Parties.

      8.12 Section Headings. The Section headings used in this
Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

      8.13 Additional Grantors. Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to
Section 5.1(i) of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.

      8.14 Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

      (b) If any of the Collateral shall be sold, transferred or otherwise Disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Company, a Guarantor shall be released from its obligations hereunder in the event that all the Equity of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement.

      IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                 [Attach Formatted Signature Page]

                    ACKNOWLEDGMENT AND CONSENT

           The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of March 12, 1998, (the "Agreement"), made by the Grantors parties thereto for the benefit of Chase Bank of Texas, National Association, as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the other Guaranteed Parties as follows:

           1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

           2. The undersigned will notify the Administrative
Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) of the Agreement.

           3. The terms of Sections 6.3(a) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(a) or 6.7 of the Agreement.

                               [___________________________________]


                               By:______________________________________
                               Title:


                               Address for Notices:

                            Annex 1 to
                                 Guarantee and Collateral Agreement
                                 __________________________________

           ASSUMPTION AGREEMENT, dated as of ________________, [199__] [200_], by _________________________________________, a
______________________ corporation (the "Additional Grantor"), in favor of CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

                       W I T N E S S E T H:

           WHEREAS, Purina Mills, Inc. (the "Company"), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of March 12, 1998, (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

           WHEREAS, in connection with the Credit Agreement, the Company and certain of its affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of March 12, 1998 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Administrative Agent for the ratable benefit of the Guaranteed Parties (as defined therein);

           WHEREAS, the Credit Agreement requires the Additional
Grantor to become a party to the Guarantee and Collateral
Agreement; and

           WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

           NOW, THEREFORE, IT IS AGREED:

           1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex l-A hereto is hereby added to the information set forth in Schedules_____________* to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

_____________________________
* Refer to each Schedule which needs to be supplemented.

           2. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, OR ANY SIMILAR SUCCESSOR PROVISION THERETO, BUT EXCLUDING ALL OTHER CONFLICT-OF-LAWS RULES)AND TO THE EXTENT CONTROLLING, LAWS OF THE UNITED STATES OF AMERICA.

           IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                    [ADDITIONAL GRANTOR]


                               By:______________________________________
                                    Name:
                                    Title:


ACKNOWLEDGMENT BY THE COMPANY.:

      By execution of this Assumption Agreement in the space provided below, the Company hereby acknowledges and agrees that the Equity described on Annex I has been issued by the Additional Grantor identified herein and is held by the Company and constitutes "Pledged Equity" comprising part of the Pledged Securities under the Guarantee and Collateral Agreement.

Dated:___________________________________

PURINA MILLS, INC.


By:______________________________________
Name: ___________________________________
Title: __________________________________

                              ANNEX 1
                              -------



Notice Addresses of New Grantors to be added to Schedule 1 to
-------------------------------------------------------------
Guarantee and Collateral Agreement:
-----------------------------------

Description of Pledged Stock to be added to Schedule 2 to
---------------------------------------------------------
Guarantee and Collateral Agreement:
-----------------------------------


Pledgor:


          Issuer       Class of Stock        Stock           No. of Shares
          ------       --------------        -----           -------------
                                         Certificate No.
                                         ---------------

Perfection Filings for the Grantors to be added to Schedule 3 to
----------------------------------------------------------------
Guarantee and Collateral Agreement:
-----------------------------------


                  Uniform Commercial Code Filings
                  -------------------------------

   [List each office where a financing statement is to be filed]




              Copyright, Patent and Trademark Filings
              ---------------------------------------

                        [List all filings]




               Actions with respect to Pledged Stock
               -------------------------------------

Location of Jurisdiction of Organization and Chief Executive
------------------------------------------------------------
Office to be added to Schedule 4 to Guarantee and Collateral
------------------------------------------------------------
Agreement:
----------


         Grantor              Jurisdiction of   Chief Executive Office
         -------              ---------------   ----------------------
                               Organization
                               ------------

Locations of Inventory and Equipment to be added to Schedule 5 to
-----------------------------------------------------------------
Guarantee and Collateral Agreement:
-----------------------------------


             Grantor                           Locations
             -------                           ---------

Information regarding Intellectual Property to be added to
----------------------------------------------------------
Schedule 6 to Guarantee and Collateral Agreement:
-------------------------------------------------

                            COPYRIGHTS


 Nature of Interest     Author   Copyright   Issue Date Country
 ------------------     ------   ---------   ------------------
(e.g., owner, licensee)                            of Issue
-----------------------                            --------
-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------


                       COPYRIGHT LICENSES


                              PATENTS


 Nature of Interest    Registered Patent  Issue Date   Country of
 ------------------    -----------------  ----------   ----------
(e.g., owner, licensee)      No.                          Issue
-----------------------      ---                          -----
-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------


                        PATENT APPLICATIONS


 Nature of Interest     Serial No.    Filing Date  Country of
 ------------------     ----------    -----------  ----------
(e.g., owner, licensee)                               Issue
-----------------------                               -----
-----------------------------------------------------------------

-----------------------------------------------------------------
                          PATENT LICENSES

                       REGISTERED TRADEMARKS

                                                                 Goods or
                                                                 --------
Nature of Interest    Registered    Registration    Int'l.Class   Services   Date Filed  Country of
------------------    ----------    ------------    -----------   --------   ----------  ----------
(e.g., owner,         Trademark         No.         Covered       Covered                   Reg.
-------------         ---------         ---         -------       -------                   ----
  licensee)
  ---------
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------


                      TRADEMARK APPLICATIONS

                                                              Goods or
Nature of Interest    Registered Registration   Int'l. Class  Services     Date Filed  Country of
------------------    -----------------------   ------------  --------     ----------  ----------
(e.g., owner          Trademark     No.         Covered       Covered                    Reg.
------------          ---------     ---         -------       -------                    ----
 licensee)
 ---------
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------


                        TRADEMARK LICENSES